SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   June 9, 2006

51148, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-51191
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

100 Congress Avenue, Suite 2000

Austin, Texas 78701

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(512) 469-5550

(ISSUER TELEPHONE NUMBER)

4400 Route 9 South, #1000

Freehold, New Jersey 07728

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On June 9, 2006 (the “Effective Date”), pursuant to the terms of a Stock Purchase Agreement, Jon R. Hall purchased 100,000 shares of the issued and outstanding common stock of 51148, Inc. (the “Company”) from Scott Raleigh, the sole officer, director and shareholder of the Company, for $28,000 in cash. The total of 100,000 shares represents all of the shares of outstanding common stock of the Company. Mr. Hall used his personal funds to purchase the shares of the Company. As part of the acquisition, and pursuant to the Stock Purchase Agreement, the following changes to the Company’s directors and officers have occurred:

o	As of June 9, 2006, Jon R. Hall was appointed to the Board of Directors of the Company.
o	Scott Raleigh then resigned as a member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial
Officer, Chairman of the Board and Secretary, effective June 9, 2006.
o	Also as of June 9, Jon R. Hall was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary.

There are currently no arrangements that would result in a change in control of the Company. However, Mr. Hall intends to merge Dewpoint Environmental, Inc. into the Company during 2006, which could result in a change in control.

In connection with the change in control, the Company changed its executive offices to 100 Congress Avenue, Suite 2000, Austin, Texas 78701.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Scott Raleigh resigned as a member of the Company’s Board of Directors effective as of June 9, 2006. Scott Raleigh also resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary, effective June 9, 2006. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Jon R. Hall was appointed as a member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary, each as of June 9, 2006. Jon R. Hall, 59, is currently the President and Chief Executive Officer of Dewpoint Environmental, Inc., a Texas corporation that intends to operate in the solid waste industry. Mr. Hall began his career in the solid waste industry over 30 years ago with Browning-Ferris Industries, Inc. In 1989, Mr. Hall joined Republic Waste Industries, where he served as Executive Vice President for Mergers & Acquisitions. After selling controlling interest to another investment group in 1991, Mr. Hall helped form TransAmerican Waste Industries, Inc. Mr. Hall served as the President of TransAmerican Waste Industries, Inc. until 1994. Since leaving TransAmerican Waste in 1994, Mr. Hall has provided consulting services to a variety of companies in the solid waste industry, as well as companies in other industries.

No transactions occurred in the last two years to which the Company was a party in which Mr. Hall had or is to have a direct or indirect material interest. Mr. Hall does not have an employment agreement with the Company.

 ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
	2.1	Stock Purchase Agreement dated as of June 9, 2006 between Scott Raleigh and Jon Hall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

51148, Inc.

By:	/s/ Jon R. Hall
Jon R. Hall, President

Dated: June 14, 2006